EXHIBIT T-1.1
ARTICLES OF ORGANIZATION
OF
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
     We, the undersigned, all being of full age, four of us being citizens of the United States, having associated ourselves together for the purposes of forming a limited liability trust company under and pursuant to the Banking Law of the State of New York, do hereby certify the following:

First.	The name by which the limited liability trust company is to be known is American Stock Transfer & Trust Company, LLC.

Second.	The place where its principal office is to be located is 59 Maiden Lane, Borough of Manhattan, City, County, and State of New York.

Third.	The amount of its capital contributions is to be Five Million Dollars ($5,000,000), and the number of units into which such capital contributions are to be divided is five million (5,000,000) units with a par value of $1.00 each.

Fourth.	The company will not have classes or groups of members, therefore there is only one class of members. Each member shall share the same relative rights, powers, preferences, limitations, and voting powers.

Fifth.	The name, place of residence, and citizenship of each organizer are as follows:

Name	Residence	Citizenship
George Karfunkel	Brooklyn, NY, USA	USA

Michael Karfunkel	Brooklyn, NY, USA	USA

Cameron Blanks	Cremorne Point, Australia	Australia

Timothy J. Sims	Terrey Hills, Australia	Australia

Paul J. McCullagh	Tamarama, Australia	Ireland

Joseph John O’Brien	Bondi Beach, Australia	USA

Jay F. Krehbiel	Darling Point, Australia	USA

Sixth.	The term of existence of the trust company is to be until December 31, 2030, unless the interest holders agree to extend such date.

Seventh.	The number of managers of the company is to be not less than seven nor more than fifteen.

Eighth.	The names of the organizers who shall manage the company until the first annual meeting of members are as follows:
George Karfunkel, Michael Karfunkel, Cameron Blanks, Timothy J. Sims, Paul J. McCullagh, Joseph John O’Brien, and Jay F. Krehbiel.

Ninth.	The limited liability trust company is to exercise the powers conferred by Section 100 of the Banking Law. The limited liability trust company shall neither accept deposits nor make loans except for deposits and loans arising directly from the exercise of the fiduciary powers specified in Section 100 of the Banking Law.
IN WITNESS WHEREOF, We have made, signed, and acknowledged this certificate in duplicate this day of March 2008.

/s/ George Karfunkel

George Karfunkel	Paul J. McCullagh

/s/ Michael Karfunkel

Michael Karfunkel	Joseph John O’Brien

Cameron Blanks	Jay F. Krehbiel

Timothy J. Sims
NOTARY:

State of	NY	}
ss.:
County of	Kings	}
     On this 28th day of March, 2008 personally appeared before me
George Karfunkel
Michael Karfunkel
to me known to be the persons described in and who executed the foregoing certificate, and severally acknowledged that they executed the same.
/s/ Anthony J. Foti

Anthony J. Foti
Notary Public, State of New York
No. 01FO6022425
Qualified in Kings County
Commission Expires March 29, 2011

deposits nor make loans except for deposits and loans arising directly from the exercise of the fiduciary powers specified in Section 100 of the Banking Law.
IN WITNESS WHEREOF, We have made, signed, and acknowledged this certificate in duplicate this        day of March 2008.

/s/ Paul J. McCullagh

George Karfunkel	Paul J. McCullagh

Michael Karfunkel	Joseph John O’Brien

/s/ Cameron Blanks	/s/ Jay F. Krehbiel

Cameron Blanks	Jay F. Krehbiel

/s/ Timothy J. Sims
Timothy J. Sims
NOTARY:

State of	New South Wales	}
ss:
County of	Australia	}
On this 27th day of March, 2008 personally appeared before me

Cameron R Blanks	Paul J McCullagh

Timothy J Sims

Jay F Krehbiel

to me known to be the persons described in and who executed the foregoing certificate, and severally acknowledged that they executed the same.

/s/ Brendan Anthony Bateman
Brendan Anthony Bateman

deposits nor make loans except for deposits and loans arising directly from the exercise of the fiduciary powers specified in Section 100 of the Banking Law.
IN WITNESS WHEREOF, We have made, signed, and acknowledged this certificate in duplicate this day of March 2008.

George Karfunkel	Paul J. McCullagh

/s/ Joseph John O’Brien

Michael Karfunkel	Joseph John O’Brien

Cameron Blanks	Jay F. Krehbiel

Timothy J. Sims

Kingdom of Thailand
NOTARY:	Bangkok Metropolis	}ss
Embassy of the United States
State of	of America	}
ss.:
County of		}
     On this       day of            Mar 27 2008,          personally appeared before me

* Joseph John O’Brien *

to be the persons described in and who executed the foregoing certificate, and severally acknowledged that they executed the same.
/s/ Chamnannuch Scherer

Chamnannuch Scherer
Consular Associate of the
United States of America
Indefinite